EXHIBIT 23.3
CONSENT OF JOHN T. BOYD COMPANY
We hereby consent to the reference to our firm in the Registrant’s Registration Statement on Form S-8 and any amendments thereto. We hereby further consent to the incorporation by reference of the information contained in our report, dated as of March 3, 2010, relating to estimates of reserves of Oxford Resource Partners, LP located in Northern Appalachia and the Illinois Basin.

John T. Boyd Company
By:	/s/ Ronald L. Lewis
Ronald L. Lewis
Managing Director and Chief Operating Officer
Dated: July 30, 2010